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                                                   EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of PC Connection, Inc. (the "Company") on Form S-8 of our report dated January 25, 2001 on the financial statements of the Company for the year ended December 31, 2000, appearing in the Annual Report on Form 10-K of PC Connection, Inc. for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
July 31, 2001